As filed with the Securities and Exchange Commission on July 9, 2004

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1350192
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

707 Eagleview Boulevard, Suite 414 Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

2001 Stock Option Plan for Non-Employee Directors

2001 Incentive Stock Option Plan for Employees

(Full Title of the Plan)

Roger G. Harrison, Ph.D.

Chief Executive Officer

Antares Pharma, Inc.

707 Eagleview Boulevard, Suite 414

Exton, Pennsylvania 19341

(Name and Address of Agent for Service)

(610) 458-6200

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	1,000,000 shares	$.87	$870,000	$111
Common Stock, par value $0.01 per share (2)	2,000,000 shares	$.87	$1,740,000	$221

(1)	This Registration Statement relates to 1,000,000 shares of Antares Pharma, Inc. common stock to be offered pursuant to the company’s 2001 Stock Option Plan for Non-Employee Directors and Consultants.

(2)	This Registration Statement relates to 2,000,000 shares of Antares Pharma, Inc. common stock to be offered pursuant to the company’s 2001 Incentive Stock Option Plan for Employees.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant’s Common Stock as reported on the OTC Bulletin Board on July 7, 2004.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Antares Pharma, Inc. pursuant to General Instruction E to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,000,000 shares of our common stock, which will be issued pursuant to our 2001 Stock Option Plan for Non-Employee Directors and Consultants, and an additional 2,000,000 shares of our common stock, which will be issued pursuant to our 2001 Incentive Stock Option Plan for Employees. A total of 600,000 and 2,000,000 shares of our common stock issuable under our Non-Employee Directors and Consultants Plan and our Incentive Plan, respectively, have been previously registered pursuant to our Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission on July 3, 2001 (Registration No. 333-64480) and December 15, 2003 (Registration No. 333-111177), and the information contained therein is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

We are filing this S-8 to register shares of our common stock which may be issued under our 2001 Stock Option Plan for Non-Employee Directors and Consultants (the “Directors and Consultants Plan”) and our 2001 Incentive Stock Option Plan for Employees (the “Incentive Plan”). The plans attached hereto as Exhibits 10.24 and 10.25 have been amended and restated to reflect these changes.

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed with the Commission by us, and are incorporated herein by reference and made a part hereof:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 30, 2004;

•	our Amended Current Report on Form 8-K/A filed with the SEC on April 1, 2004;

•	our Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, filed with the SEC on May 4, 2004;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2004, filed with the SEC on May 14, 2004;

•	our Current Report on Form 8-K filed with the SEC on June 3, 2004;

•	our Current Report on Form 8-K filed with the SEC on June 22, 2004;

•	our Current Report on Form 8-K filed with the SEC on June 29, 2004; and

•	the description of our common stock contained in our registration statement on Form S-1/A, filed on August 15, 1996, including any amendment or report filed for the purpose of updating the description.

Additionally, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all of the shares of common stock offered by this Registration Statement have been sold or which deregisters all such shares of common stock then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT NUMBER	DOCUMENT

5.1	Opinion of Leonard, Street and Deinard Professional Association.

10.24	2001 Stock Option Plan for Non-Employee Directors and Consultants (as amended)

10.25	2001 Incentive Stock Option Plan for Employees (as amended)

23.1	Consent of KPMG LLP, Independent Certified Public Accountants.

23.2	Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1).

24.1	Power of Attorney (See page II-4).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on July 9, 2004.

ANTARES PHARMA, INC.

By:	/s/ Roger G. Harrison
Roger G. Harrison, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger G. Harrison and Lawrence M. Christian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger G. Harrison Roger G. Harrison	Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2004

/s/ Lawrence M. Christian Lawrence M. Christian	Chief Financial Officer and Secretary (Principal Financial Officer)	July 9, 2004

/s/ Jacques Gonella Dr. Jacques Gonella	Chairman of the Board and Director	July 9, 2004

/s/ James Clark James Clark	Director	July 9, 2004

Dr. Philippe Dro	Director

/s/ Anton Gueth Anton Gueth	Director	July 9, 2004

/s/ Thomas J. Garrity Thomas J. Garrity	Director	July 9, 2004

/s/ Dr. Rajesh Shrotriya Dr. Rajesh Shrotriya	Director	July 9, 2004

INDEX TO EXHIBITS

EXHIBIT NUMBER	DOCUMENT

5.1	Opinion of Leonard, Street and Deinard Professional Association.

10.24	2001 Stock Option Plan for Non-Employee Directors and Consultants (as amended)

10.25	2001 Incentive Stock Option Plan for Employees (as amended)

23.1	Consent of KPMG LLP, Independent Certified Public Accountants.

23.2	Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1).

24.1	Power of Attorney (See page II-4).